UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 16, 2020
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective June 16, 2020, the previously disclosed sale of stock, charter and state licenses of Gateway Insurance Company, an indirect subsidiary of Atlas Financial Holdings, Inc. (the “Company”), to Buckle Corp, a technology-driven financial services company (“Buckle”), was completed (the “Transaction”). The amount of $4,200,010, representing a portion of the purchase price, was paid to the statutory liquidator of Gateway at closing by Buckle. In addition, up to $500,000 may be paid as additional purchase price depending on how many insurance licenses of Gateway are in full force and effect without restriction at the end of 2020. The stock purchase agreement relating to the Transaction was previously disclosed via Form 8-K filed with the Securities and Exchange Commission on May 11, 2020.

Item 7.01 Regulation FD Disclosure.

On June 17, 2020, the Company issued a press release announcing the closing of the Transaction. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated June 17, 2020, issued by Atlas Financial Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
June 18, 2020